UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2006
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)	48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement
On November 24, 2006, Lear Corporation (“Lear”) issued $300 million aggregate principal amount of 8.50% senior notes due 2013 and $600 million aggregate principal amount of 8.75% senior notes due 2016 (together, the “Notes”). The Notes are senior unsecured obligations of Lear and are guaranteed by certain of Lear’s subsidiaries.
Lear intends to use $850 million of the net proceeds from the offering to repurchase in a tender offer up to €237 million of Lear’s outstanding 8.125% senior notes due 2008, which is the aggregate principal amount outstanding, and to repurchase a substantial portion of Lear’s outstanding 8.11% senior notes due 2009 of which approximately $593 million is outstanding. Lear previously announced the commencement of the tender offer for the 2008 and 2009 notes on November 21, 2006. The issuance of the Notes satisfies the financing condition provided for in the tender offer.
The Notes are governed by an Indenture, dated as of November 24, 2006, between Lear and The Bank of New York Trust Company, N.A., as Trustee (the “Indenture”). The Indenture contains covenants restricting Lear’s ability to incur liens, enter into sale and leaseback transactions and consolidate with, merge with or into or sell or otherwise dispose of all or substantially all of Lear’s assets. The Indenture also permits the holders of the Notes, under certain circumstances, to require Lear to repurchase the Notes in the event of a change of control.
In connection with the issuance of the Notes, Lear and the subsidiary guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Citigroup Global Markets Inc., the initial purchaser of the Notes, pursuant to which Lear agreed to file with the Securities and Exchange Commission a registration statement covering the exchange of the Notes for substantially similar notes registered under the Securities Act of 1933, as amended. Pursuant to the Registration Rights Agreement, Lear would be required to pay additional interest in respect of the Notes if, among other circumstances, it fails to complete the exchange offer within 180 days of the issuance of the Notes.
The foregoing description of the Indenture and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and Registration Rights Agreement, copies of which are filed as Exhibits 4.1 and 10.1 hereto and are incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

4.1	Indenture dated as of November 24, 2006 by and among Lear Corporation, certain Subsidiary Guarantors (as defined therein) and The Bank of New York Trust Company, N.A., as Trustee.

10.1	Registration Rights Agreement dated as of November 24, 2006 among Lear Corporation, certain Subsidiary Guarantors (as defined therein) and Citigroup Global Markets Inc.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: November 28, 2006	By:	/s/ Daniel A. Ninivaggi
	Name:	Daniel A. Ninivaggi
	Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of November 24, 2006 by and among Lear Corporation, certain Subsidiary Guarantors (as defined therein) and The Bank of New York Trust Company, N.A., as Trustee.

10.1	Registration Rights Agreement dated as of November 24, 2006 among Lear Corporation, certain Subsidiary Guarantors (as defined therein) and Citigroup Global Markets Inc.

4